UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31233	41-1771227

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 15, 2004, Al Berning resigned as president of PEMSTAR Inc. (the “Company”). Roy A. Bauer was concurrently promoted to president of the Company, and named to the Company’s board of directors. Mr. Bauer will continue to serve as chief operating officer of the Company. In his new role, Mr. Bauer will assume greater responsibility over all operational functions of the Company. Mr. Berning will continue in his role as chairman of the board and chief executive officer.

     Mr. Bauer, 59, was executive vice president of the Company from September 2002 and chief operating officer from May 2003 until his promotion. He has held a number of other positions since joining the Company in 2001, most recently serving as head of World Wide Manufacturing and Product Development Operations.

     Prior to joining the Company, Mr. Bauer was chief executive officer of Key Teknowledgy Corporation, a global management consulting firm specializing in organizational transformation, information technology, process management and quality. In addition, he is a 20-year veteran of IBM Corporation, where he held numerous positions in manufacturing, product development and quality management. Mr. Bauer also served six years as a senior examiner on the Malcolm Baldrige National Quality Award Board of Examiners and is currently serving a three-year term as a judge for the Malcolm Baldrige National Quality Awards. He is on the board of directors for the University of Wisconsin-Stout Foundation. Mr. Bauer received his bachelor’s degree in industrial science from the University of Wisconsin-Stout, where he was also awarded an honorary doctorate of science.

     There were no arrangements or understandings between Mr. Bauer and any other persons pursuant to which Mr. Bauer was selected as an officer or a director of the Company. None of the Company’s current directors or executive officers has a family relationship with Mr. Bauer.

     While the Company has not entered into an employment agreement with Mr. Bauer, there is a change in control agreement. Under this agreement, the Company agrees not to terminate Mr. Bauer during the six month period prior to a “change in control” involving the Company and for the two year period following any change in control. If, during the applicable period, the Company terminates him other than for “cause” or “disability” or he terminates his employment for “good reason,” Mr. Bauer is entitled to receive a severance payment from the Company in the amount of 220% of his annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. The Company may pay the severance payment in one lump sum or in twenty-four consecutive monthly installments.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2004

PEMSTAR INC.
By:	/s/ Gregory S. Lea
Gregory S. Lea, Executive Vice
President and Chief Financial Officer